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                                                                    Exhibit 10.9
                                                                  Cade 1995 10-K
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                             CADE INDUSTRIES, INC.
                             STOCK OPTION AGREEMENT


    Option granted on December 30, 1994, by Cade Industries, Inc., a Wisconsin corporation (hereinafter called the "Company"), to Richard Gribbins (hereinafter called the "Optionee").

                              W I T N E S S E T H:

    WHEREAS, the Board of Directors of the Company, desiring to provide increased incentives for employees of the Company and any present or future Subsidiary of the Company and desiring to facilitate the efforts of the Company and its Subsidiaries to obtain and retain employees of outstanding ability, has granted to Richard Gribbins an option to purchase Company stock on the terms provided herein;

    NOW, THEREFORE, it is agreed as follows:

    1. Number of Shares Optioned; Option Price. The Company grants to the Optionee the right and option to purchase, on the terms and conditions hereof, 11,450 shares of the presently authorized Common Stock of the Company, $0.001 par value, at $0.656 per share.

    2. Vesting. Options with respect to such shares shall vest immediately.

    3. Termination of Employment or Service. If Optionee shall cease to be employed by the Company or a Subsidiary because of a termination of his employment by the Company, Optionee may, at any time within one year of such termination, but in no event later than the date of expiration of this Option, exercise this Option to the extent Optionee was entitled to do so on the date of such termination. If Optionee shall cease to be employed by the Company or a Subsidiary for a reason other than termination by the Company or death, Optionee may, at any time within three (3) months of such termination of employment, but in no event later than the date of expiration of this Option, exercise this Option to the extent Optionee was entitled to do so on the date of such termination. Any portion of this Option not so exercised shall terminate.

    4. No Right to Continued Employment or Service. This Agreement does not confer upon Optionee any right to continue in the employ or service of the Company or a Subsidiary, nor does it impair any right the Company or any Subsidiary may have to terminate Optionee's service or employment at any time.

    5. Death of Optionee. If Optionee dies before exercise of this Option, this Option shall be exercisable by the person or persons to whom the Option is transferred by will or the laws of descent and distribution to the extent Optionee would have been entitled to do so on the date of death at any time within one year after the date of death, but not later than the expiration date provided in paragraph 9. Any portion of this Option not so exercised shall immediately expire.

    6. Deferral of Exercise. Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of this Option will be registered under, or exempt from
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the registration requirements of, the federal Securities Act of 1933 (the
"Act") and any applicable state securities law at the time this Option first becomes exercisable, if the exercise of this Option would otherwise result in a violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

    7. Method of Exercising Option. This Option shall be exercised by delivering to the Company, at its principal executive office, a written notice of the number of shares with respect to which the Option is at the time being exercised and by paying the Company in full the option price of the shares being acquired at the time.

    8.      Method of Payment.  Payment shall be made either (i) in cash or
(ii) if permitted by the Committee, by delivering shares of the Company's Common Stock which have been beneficially owned by the Optionee, the spouse of the Optionee, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or (iii) if permitted by the Committee, by delivering a combination of cash and Delivered Stock. Payment in the form of Delivered stock shall be in the amount of the Fair Market Value of the stock at the date of exercise, determined in accordance with paragraph 11.

    9. Expiration Date. This Option shall expire on December 30, 1999, unless earlier terminated under paragraph 3 or 5 hereof.

    10. Withholding Taxes. The Company may require, as a condition to the exercise of this Option, that the Optionee concurrently pay to the Company any taxes which the Company is required to withhold by reason of such exercise. In lieu of part or all of any such payment, the Optionee may elect, if permitted by the Committee, and subject to such rules and regulations as the Committee may adopt from time to time, to have the Company withhold from the shares to be issued upon exercise that number of shares having a Fair Market Value, determined in accordance with paragraph 11, equal to the amount which the Company is required to withhold.

    11. Method of Valuation of Stock. The "Fair Market Value" of the Common Stock of the Company on any date for the purpose of this Agreement is deemed to be the average of the highest and lowest sale prices of the stock on such date as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automated Quotation System). However, if at any time the Common Stock is listed on any exchange, the "Fair Market Value" Shall be the average of the reported highest and lowest prices at which shares are sold on such exchange. In the absence of reported sales on NASDAQ or on such exchange on said date, the "Fair Market Value" shall be the average of the last reported bid and asked quotations for the shares on NASDAQ or such exchange.

    12. No Rights in Shares Until Certificates Issued. Neither the Optionee nor his heirs nor his personal representative shall have any of the rights or privileges of a stockholder of the Company in respect of any of the shares issuable upon the exercise of the option herein granted, unless and until certificates representing such shares shall have been issued.


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    13.     Option Not Transferable During Optionee's Lifetime.  This Option
shall not be transferable by the Optionee other than by his will or by the laws of descent and distribution and shall be exercisable during his lifetime only by him.

    14. Prohibition Against Pledge, Attachment, etc. Except as otherwise herein provided, the Option herein granted and the rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

    15. Changes in Stock. In the event there are any changes in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, rights offering or any other change affecting the Common Stock of the Company, appropriate changes may be made by the Committee, in the aggregate number of shares and the purchase price and kind of shares subject to this Option, to prevent substantial dilution or enlargement of the rights granted to or available for Optionee.

    16. Dissolution or Merger. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger in which the Company is not the surviving corporation, at any time prior to the expiration date or the termination of this Option, the Optionee shall have the right within sixty (60) days prior to the effective date of such dissolution, liquidation or merger, to surrender all or any unexercised portion of this Option to the Company for cash, subject to the discretion of the Committee as to the exact timing of said surrender, regardless of whether this Option was then exercisable under the provisions of paragraph 2 hereof. Notwithstanding the foregoing, however, in the event Optionee has retired, Optionee's right to surrender all or any unexercised portion of this Option under this paragraph shall be available only to the extent that at the time of such retirement, Optionee would have been entitled to exercise this Option under paragraph 2 hereof. The amount of cash to be paid to Optionee for the portion of this Option so surrendered, shall be equal to the number of shares of Common Stock subject to the surrendered Option multiplied by the difference between the option price per share, as described in paragraph 1 hereof, and the Fair Market Value per share, determined in accordance with paragraph 11 hereof, as of the time of surrender.

    17. Notices. Any notice to be given to the Company under the terms of this agreement shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee may be addressed to him at his address as it appears on the Company's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, and deposited, postage prepaid, in the United States mails.

    18. Provisions of Plan Controlling. This Option is subject in all respects to the provisions of the Plan. In the event of any conflict between any provisions of this Option and the provisions of the plan, the provisions of the Plan shall control. Terms defined in the Plan where used herein shall have the meanings as so defined. Optionee acknowledges receipt of a copy of the Plan.


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    IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its President or Chairman and to be sealed with its corporate seal, and attested by its Secretary and the Optionee has hereunto set his hand and seal, all as of the day and year first above written, which is the date of the granting of the option evidenced hereby.


                                        CADE INDUSTRIES, INC.


                                        By: /s/ Richard A. Lund
                                            ------------------------------------
                                            Richard A. Lund, President


                                        By: /s/ Molly F. Cade
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                                                Molly F. Cade, Director and
                                                Member of Stock Option Committee


                                        ATTEST: /s/ Conrad Goodkind
                                                --------------------------------
                                                    Conrad G. Goodkind
                                                    Secretary


                                        OPTIONEE:


                                        /s/ Richard Gribbins
                                        ----------------------------------------
                                            Richard Gribbins





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